Exhibit 99.3

ROCKFORD HOLDINGS CORPORATION

Consolidated Financial Statements

March 31, 2008

(With Independent Auditors’ Report Thereon)

KPMG LLP

Suite 3800

1300 South West Fifth Avenue

Portland, OR 97201

Independent Auditors’ Report

The Board of Directors
Rockford Holdings Corporation:

We have audited the accompanying consolidated balance sheet of Rockford Holdings Corporation and subsidiaries as of March 31, 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rockford Holdings Corporation and subsidiaries as of March 31, 2008 and the results of their operations and their cash flows for the year ended March 31, 2008 in conformity with U.S. generally accepted accounting principles.

Portland, Oregon
September 3, 2008

ROCKFORD HOLDINGS CORPORATION

Consolidated Balance Sheet

March 31, 2008

Assets
Current assets:
Cash and cash equivalents	$794,485
Restricted cash	500,000
Accounts receivable less allowance for doubtful accounts of $80,066	35,923,684
Costs and estimated earnings in excess of billings	5,679,954
Deferred tax assets	804,239
Prepaid expenses	19,950
43,722,312
Property and equipment less accumulated depreciation of $3,821,000	17,309,627
Intangible assets less accumulated amortization of $299,443	190,557
Goodwill	3,865,630
Total assets	$65,088,126
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	8,169,364
Accrued liabilities	6,988,646
Billings in excess of costs and estimated earnings	7,260,855
Income taxes payable	624,102
Revolving credit facilities	6,443,696
Current portion of long term debt and capital lease obligations	2,405,389
31,892,052
Other long-term liabilities	69,681
Long term debt and capital lease obligations net of current portion	4,239,060
Deferred income taxes	3,153,616
Total liabilities	39,354,409
Stockholders’ equity:
Preferred stock, $.0001 par value. Authorized 5,000 shares; no shares issued and outstanding	—
Common stock, $.0001 par value. Authorized 15,000 shares; issued and outstanding 1,392 shares	—
Additional paid-in capital	13,717,286
Retained earnings	12,016,431
Total stockholders’ equity	25,733,717
Total liabilities and stockholders’ equity	$65,088,126

See accompanying notes to consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

Consolidated Statement of Income

Year Ended March 31, 2008

Contract revenue	$216,391,215
Construction costs	190,149,426
Depreciation and amortization	2,574,974
Gross Margin	23,666,815
Operating and administrative expenses	8,167,036
Income from operations	15,499,779
Other income (expense):
Gain on sale of property and equipment	54,475
Interest income	152,079
Other income	625,527
Interest expense	(419,358)
412,723
Income before income taxes	15,912,502
Income taxes	6,457,567
Net income	$9,454,935

See accompanying notes to consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

Consolidated Statement of Stockholders’ Equity

Year Ended March 31, 2008

	Common shares		Additional	Retained	Stockholders’
	Shares	Amount	paid-in capital	earnings	equity
Balance, March 31, 2007	1,392	$—	13,717,286	2,561,496	16,278,782
Net earnings	—	—	—	9,454,935	9,454,935
Balance, March 31, 2008	1,392	$—	13,717,286	12,016,431	25,733,717

See accompanying notes to consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

Consolidated Statement of Cash Flows

Year Ended March 31, 2008

Cash used in operations:
Net income	$9,454,935
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	2,411,641
Amortization of intangible assets	163,333
Gain on sale of property and equipment	(54,475)
Deferred income taxes	(216,239)
Changes in operating assets and liabilities:
Increase in accounts receivable	(29,803,880)
Increase in costs and estimated earnings in excess of billings	(4,847,739)
Decrease in prepaid expenses	87,450
Increase in accounts payable and accrued liabilities	12,071,551
Decrease in income taxes payable	(22,136)
Increase in billings in excess of costs and estimated earnings	7,179,834
Net cash used in operating activities	(3,575,725)
Cash flows used in investing activities:
Proceeds from sale of property and equipment	178,679
Purchase of property and equipment	(3,118,416)
Net cash used in investing activities	(2,939,737)
Cash flows from financing activities:
Payment of accrued dividends	(1,825,199)
Borrowings from revolving credit facilities	50,830,192
Payments on revolving credit facilities	(44,386,496)
Proceeds from term debt used to finance equipment purchases	5,500,000
Repayment of term debt and capital lease obligations	(5,937,411)
Net cash from financing activities	4,181,086
Decrease in cash and cash equivalents	(2,334,376)
Cash and cash equivalents, beginning of year	3,128,861
Cash and cash equivalents, end of year	$794,485
Supplemental disclosure of cash flow information:
Cash paid for interest	$506,968
Cash paid for income taxes	7,031,406
Supplemental disclosure of noncash financing information:
Equipment acquired through capital leases	$7,036,097

See accompanying notes to consolidated financial statements.

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(1)                     Nature of Operations

Rockford Holdings Corporation (the Company) was incorporated in the State of Delaware on May 22, 2006. The Company was established to acquire all of the outstanding common stock of Rockford Corporation, which occurred on June 12, 2006. The Company is engaged as a general contractor in the construction of underground pipelines for the transmission of petro and/or natural gas transportation.

(2)                     Significant Accounting Policies

(a)                      Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Rockford Corporation and Rocket Directional Drilling, Inc. All significant intercompany transactions have been eliminated. The acquired company (Rockford Corporation) was incorporated in March 1990 as an Oregon corporation.

(b)                      Cash Equivalents

Cash equivalents consist of all highly liquid investments purchased with an original maturity of three months or less at the date of acquisition.

(c)                       Restricted Cash

Restricted cash represents securities pledged on a standby letter of credit to an insurance company. Restricted cash consists of all highly liquid investments purchased with an original maturity of three months or less at the date of acquisition.

(d)                      Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and the economic condition of the customer.

At March 31, 2008, accounts receivable are summarized as follows:

Currently due on contracts
	Outstanding	Outstanding	Total
	less than	more than	currently
	ninety-days	ninety-days	receivable
Contracts receivable	$25,428,555	578,623	26,007,178

Total
retainage
receivable
Retainage due on contracts	$9,916,506

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

The Company has filed a claim with a customer related to a construction contract that was completed as of March 31, 2008. The amount of the claim which includes delay costs, overhead and additional job costs totaled $6,340,955. Contract losses identified relating to the construction contract claim were $4,776,060 and were recognized as of March 31, 2008. The Company records revenue from claims when collected. Accordingly, no revenue from the claim has been recorded.

Management is unaware of any other claims or disputes regarding its contract receivables.

(e)                       Revenue Recognition

Revenue on construction contracts is recognized on the percentage-of-completion method, measured by the ratio of costs incurred to date to estimated total costs. Under this method, the costs incurred and the related revenue are included in the consolidated statement of income as work progresses.

Contract costs include all direct material, labor, sub-contractors and equipment costs and those indirect costs related to contract performance such as indirect labor, insurance and repair costs. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which such adjustments are determined.

On all contracts in process where current estimates indicate an ultimate loss, the full amount of the estimated loss is recognized. Revenue recognized in excess of billings is recorded as “costs and estimated earnings in excess of billings” and billings in excess of revenue recognized is recorded as “billings in excess of costs and estimated earnings”.

(f)                         Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is charged to expense over the estimated useful lives of the assets on a straight-line basis. The following are the estimated useful lives of property and equipment at March 31, 2008.

Light trucks	5 years
Heavy equipment	3 — 10 years
Office equipment	5 — 7 years

(g)                      Income Taxes

The Company uses the asset and liability method to account for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the date of enactment. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(h)                      Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company estimates total contract cost and the extent of progress toward completion of contracts and recognizes a loss if the total estimated costs exceed the contract value. The actual costs to complete the contract and ultimate amount of revenue to be recognized could differ from those estimates. Other significant areas requiring the use of management estimates relate to the collectibility of accounts receivable, ongoing valuation of intangible assets including goodwill, warranty accrual and the estimated useful lives of assets. Actual results may differ from those estimates.

(i)                         Goodwill and Other Intangibles

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired in business combinations. Intangible assets consist of contract backlog and non-compete agreements with certain officers and management of the Company.

Goodwill is not amortized, but instead is tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets that are determined to have a finite useful life are amortized over their estimated useful lives and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

During 2008, the Company performed its annual impairment review of goodwill and concluded that there was no impairment.

The non-compete agreements are currently amortized over a three-year period using the straight-line method, and is included in intangible assets less accumulated amortization, net, on the accompanying balance sheets. Intangible assets less accumulated amortization was $190,557 at March 31, 2008.

Amortization of noncompete agreements is as follows over the next two fiscal years:

2009	$163,333
2010	27,224

The amount assigned to contract backlog was calculated based on the remaining cost to complete open contracts at June 12, 2006 plus a normal profit margin. As all open contracts at June 12, 2006 were completed by March 31, 2007, the entire amount assigned to contract backlog was amortized to expense at March 31, 2007.

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(j)                         Impairment of Long-Lived Assets

In accordance with FASB Statement No. 144, long-lived assets, such as property, plant and equipment and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value.

(k)                      Warranty

The Company accrues warranty costs upon the recognition of the related revenues, based on its best estimates, with respect to past experience. An analysis of changes in warranty provision included in accrued liabilities is as follows:

Balance, March 31, 2007	$260,000
Provision increase	209,956
Expenditures	(9,956)
Balance, March 31, 2008	$460,000

(3)                     Acquisition

On June 12, 2006, the Company acquired all of the outstanding shares of Rockford Corporation in exchange for cash and stock of Rockford Holdings Corporation (the Company). The total purchase price was $18,127,883, including $354,999 in transaction expenses. The purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair market values at June 12, 2006, as follows:

Purchase price allocation:
Net tangible assets and liabilities	$12,401,253
Fair value of identifiable intangible assets:
Contract backlog	1,371,000
Noncompete agreements	490,000
Goodwill	3,865,630
Total purchase price	$18,127,883

The fair values set forth above are based on valuation estimates of the Company’s tangible and intangible assets by an independent third party appraiser, in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (SFAS 141). The amount allocated to noncompete agreements is being amortized over a three year period to operating expenses and represents the value assigned to employment agreements of the three former shareholders of Rockford Corporation.

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

The excess of the purchase price over the identifiable tangible and intangible assets and liabilities of $3,865,630 has been recorded as goodwill. The Company will test the goodwill balance on an annual basis for impairment. The entire goodwill balance is deductible for income tax purposes on a straight-line basis over 15 years.

(4)                     Costs and Estimated Earnings on Uncompleted Contracts

Costs incurred on uncompleted contracts	$150,645,570
Estimated profit on contracts	13,345,619
Earned contract revenue	163,991,189
Less billings to date	165,572,090
$(1,580,901)

Included in the accompanying consolidated balance sheet under the following captions:

Costs and estimated earnings in excess of billings	$5,679,954
Billings in excess of costs and estimated earnings	(7,260,855)
$(1,580,901)

(5)                     Property and Equipment

		Accumulated	Net book
	Cost	depreciation	value
Light trucks	$2,694,265	783,114	1,911,151
Heavy equipment	18,341,473	3,015,285	15,326,188
Office equipment	94,889	22,601	72,288
	$21,130,627	3,821,000	17,309,627

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(6)                     Financing Arrangements

The following revolving credit facilities, term debt and capital lease obligations were outstanding as of March 31:

Revolving credit facilities:
West Coast Bank Revolving Line of Credit, variable rate, payable monthly, expires 2011	$4,000,000
West Coast Bank Revolving line of credit, variable rate, payable monthly, expires September 30, 2008	2,443,696
Total current revolving credit facilities	$6,443,696
Term debt and capital lease obligations:
GMAC equipment loans, 8.25%-8.5%, payable monthly through 2010	$609,439
GE Capital equipment loans, 7.9%, payable monthly through 2010	225,407
West Coast Bank equipment loans, 5.585%, payable monthly through 2011	971,241
PACCAR equipment loans, 5.94%, payable monthly through 2011	273,416
Caterpillar Financial Services capital lease obligations, 7.75%, payable monthly through 2012	4,413,761
Other equipment loans	151,185
6,644,449
Less current portion of long-term debt and capital lease obligations	(2,405,389)
Total long-term debt and capital lease obligations	$4,239,060

On June 12, 2006, the Company entered into a revolving line of credit (LOC) with West Coast Bank in the amount of $9,000,000. The interest rate on the LOC is at the option of the Company and is either the Prime Rate minus .25% or LIBOR plus 2.25% and is payable monthly. During the course of the reporting period, $46,829,218 was borrowed against the LOC and subsequently $44,385,522 was paid such that $2,443,696 of borrowings were outstanding at March 31, 2008. The LOC expires on September 30, 2008. The LOC is secured by substantially all assets of the Company. The LOC maintains certain financial and nonfinancial covenants the Company must be in compliance with. The Company was not in compliance with one of these covenants at March 31, 2008; however, a waiver was obtained from West Cost Bank.

In 2007, the Company entered into an additional revolving line of credit with West Coast Bank for $5,000,000. The principal balance available for borrowing decreases to $3,500,000 on August 5, 2008, and decreases $500,000 every six months thereafter. Any borrowings outstanding will be due and payable on October 5, 2011. The principal balance borrowed at March 31, 2008 was $4,000,000. This borrowing is shown as a current liability because of the Company’s intention to, consistent with previous actions, use its excess cash to pay down this loan.

In 2008, the Company entered into certain equipment loans with GMAC, payable in monthly installments for amounts between $983 and $1,312, including interest which bear rates between 8.25% and 8.5% per annum. All loans are 36 month term. Collateral is twenty-one pickup trucks.

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

In 2008, the Company entered into certain equipment loans with GE Capital and Paccar, payable in monthly installments of between $8,331 and $8,562, including interest at between 5.94% and 7.9% per annum. All loans are 36 month term. Collateral is four Kenworth T800 truck tractors.

In 2008, the Company entered into an equipment loan with West Coast Bank, payable in monthly installments of $30,384, including interest at 5.585% per annum. The loan has a 36 month term. Collateral is three D8 Dozers.

In 2008, the Company entered into certain capital lease obligations with Caterpillar Financial Services, payable in monthly installments of between $10,630 and $19,500, including interest at 7.75% per annum. All capital leases are 36 month term. Collateral is eight Caterpillar Pipelayers.

In connection with the acquisition on June 12, 2006, the Company entered into a bridge loan (Bridge) to assist in financing the acquisition. The Bridge proceeds were $5,000,000, less $105,000 in expenses that were initially recorded as a debt discount to be amortized over the life of the loan. The Bridge accrued interest at 12% per annum. The Bridge was to be repaid in monthly payments beginning in July 2008, and fully repaid by June 2011. As an inducement to enter into the Bridge, warrants to purchase 43.0439 shares of common stock were issued to the lender with an exercise price equal to the fair market value on the date of issuance. The Company calculated a fair value of $233,837 utilizing the Black-Scholes valuation methodology. This amount was recorded as a debt discount and was to be amortized over the life of the loan to interest expense.

In February 2007, the Company repaid the Bridge in full and paid a 3% prepayment penalty. The $150,000 prepayment penalty was recorded as interest expense in 2007. Additionally, the Company expensed the unamortized loan costs and fair value of the warrant on the date of repayment and included the amount in interest expense on the accompanying statements of income. The warrants remain outstanding at March 31, 2008 and 2007 and expire in June 2012.

Term debt and capital lease payout schedule:

2009	$2,405,389
2010	2,116,342
2011	1,547,686
2012	575,032
$6,644,449

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(7)                     Income Taxes

Income tax expense differs from the amount that would be computed by applying the Federal income tax rate of 35% to earnings before income taxes. The reasons for differences are as follows:

Income tax at statutory rate	$5,569,843
State income tax, net of federal benefit	761,408
Non-deductible items	491,683
Domestic production activities deduction	(358,400)
Permanent and other differences	(6,967)
$6,457,567

Income taxes:
Current	$6,685,296
Deferred	(227,729)
$6,457,567

The tax effects that give rise to a significant portion of the deferred tax liabilities at March 31, 2008 are presented below:

Net current deferred tax assets:
Warranty reserve	$172,960
Accrued bonuses	131,600
Insurance reserve	230,884
Long-term contracts	228,242
Other	40,553
Net current deferred tax assets	$804,239
Net noncurrent deferred tax liabilities:
Fixed assets	$(2,978,233)
Other intangible assets including goodwill	(103,733)
Non-compete agreements	(71,650)
Net noncurrent deferred tax liabilities	$(3,153,616)

As reflected above, the Company has recorded gross deferred tax asset of $804,239 at March 31, 2008. Management has determined that a valuation allowance is not necessary at March 31, 2008 because it is more likely than not that the deferred tax assets will be realized through future profits in operations.

(8)                     Related Party Transactions

During the year ended March 31, 2008, the Company paid $109,777, in lease payments for two parcels of land owned by a shareholder of the Company. These leases expire in June 2008 and June 2009.

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(9)                     Employee Retirement Plans

The Company has a defined contribution 401(k) plan (the Plan) for all of its nonunion employees. Participants may defer up to the maximum allowed by IRS regulations. Under the Plan, the Company contributes 3% of qualifying wages to all qualified participants in addition to discretionary contributions, subject to IRS regulations. During the year ended March 31, 2008, the Company contributed $243,336 to the Plan.

Under the terms of their contracts with certain union organizations, the Company is responsible for a portion of pension obligations on an annual basis. The Company made contributions under these multiemployers plans of $16,270,391 for the year ended March 31, 2008. If the Company were to withdraw from these multiemployer plans, the Company would be liable for a portion of the unfunded obligation at the date of withdrawal.

(10)              Financial Instruments

(a)                      Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash, restricted cash, accounts receivable, accounts payable, accrued liabilities, income taxes payable and current portion of long-term debt approximates their fair value due to their short-term maturities. Based on the borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long-term debt approximates its fair value.

(b)                      Credit Risk

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2008 the Company’s uninsured cash balances totaled $1,599,131.

It is typical for the Company to obtain a few construction contracts per year that constitutes a significant portion of annual revenue. Normally those jobs are with different customers from year to year. Management believes this mitigates the risk of concentration. At March 31, 2008, accounts receivable from one customer made up 56% of the total accounts receivable balance. Three other customers made up 13%, 10%, and 9%, of the March 31, 2008 accounts receivable balance, respectively.

(Continued)

ROCKFORD HOLDINGS CORPORATION

Notes to Consolidated Financial Statements

March 31, 2008

(11)              Commitments and Contingencies

(a)                      Operating Leases

The Company leases various equipment and real property, including related party owned property, under operating leases expiring at various dates though 2012. The following is a schedule of future minimum lease payments required under noncancelable operating leases:

Amount
Year ended March 31:
2009	$402,438
2010	349,915
2011	321,433
2012	57,282
Total payments	$1,131,068

Total rent expense for the year ended March 31, 2008 was approximately $21,991,000, consisting of both rent under noncancelable operating leases and month to month rental obligations.

(b)                      Labor Organizations

The Company is signatory with five trade unions including carpenter, labor, teamster, UA operating engineers. The majority of contracts that are worked under are negotiated by the Pipeline Association. Collectively bargained employed personnel constitute 97% of employees. These agreements are negotiated every three years and the last agreement was consummated in December 2006.

(c)                       Bonding

The owners of the Company have not issued personal guarantees on behalf of the Company, and therefore have been unable to secure a surety credit line. This could have a material effect on Company’s ability to secure certain construction contracts where a surety bond is required. The Company believes the risk is mitigated in part by the ability to negotiate away from these requirements and their long-standing relationships in the industry.